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                                                                   EXHIBIT 10.8

                          PATENT LICENSE AGREEMENT


This Agreement made and entered into this 12th day of October, 1994 by and between Hitachi, Ltd., having a place of business at 6, Kanda-Surugadai, 4-chome, Chiyoda-ku, Tokyo 101, Japan (hereinafter "HITACHI"), and Nanophase Technologies Corporation, having a principal place of business at 8205 S. Cass Avenue, Suite 105, Darien, Illinois, 60561, U.S.A. (hereinafter "LICENSEE");

WHEREAS, HITACHI owns and controls United States Patent Nos. 4,610,718 and 4,732,369, and has the right to grant a license under said patents;

WHEREAS, LICENSEE desires to acquire a nonexclusive license to make, use and sell LICENSED PRODUCT (hereinafter defined) under LICENSED PATENTS (hereinafter defined);

NOW, THEREFORE, in consideration of the premises and covenants herein set forth, the parties agree as follows:

1. DEFINITIONS

1.1 The term "LICENSED PRODUCT" shall mean any ultra-fine particles of less than 1 micron in size produced or processed using methods, processes or apparatus of the type claimed in LICENSED PATENTS.

1.2 The term "LICENSED PATENTS" shall mean United States Patent Nos. 4,610,718 and 4,732,369, and any divisional, continuation, continuation-in-part, or reissue application for the foregoing patents, and any renewals, foreign counterparts, substitutions or extensions of any of the foregoing.

1.3 The term "EFFECTIVE DATE" shall mean the date, after the execution of this Agreement by both parties hereto, on which HITACHI receives the amount of Seventeen Thousand Five Hundred United States Dollars (US$17,500) in accordance with Section 3.1(1) of this Agreement, less any taxes withheld for payment to the Government of the United States in accordance with Section 3.5.

1.4 "AFFILIATES" means corporations or other entities of which a party hereto owns or controls directly or indirectly more than fifty percent (50%) of the voting stock entitled to vote for the election of the members of the board of directors or persons performing similar functions, or, in the case of entities not having voting stock, equivalent ownership or control thereof, provided that such entity shall be considered an AFFILIATE for only so long as such ownership or control exists.

2. GRANT OF LICENSE

HITACHI hereby grants to LICENSEE a world-wide, nonexclusive license under the LICENSED PATENTS, without the right to sublicense, to produce or "HAVE PRODUCED" LICENSED PRODUCT by a method or apparatus in


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accordance with the LICENSED PATENTS, and to use, sell and otherwise dispose of LICENSED PRODUCT so produced. LICENSEE shall have the right to extend the licenses granted hereunder to LICENSEE's AFFILIATES, provided that LICENSEE provide written notification to HITACHI identifying any such AFFILIATE prior to extending the licenses granted hereunder to such AFFILIATE, and provided further that LICENSEE report and submit royalties on behalf of such AFFILIATES in accordance with Section 3.3 of this Agreement.

A license to "HAVE PRODUCED" as used herein shall mean a license granted to LICENSEE to subcontract a third party to produce LICENSED PRODUCT only for the account of, and for use or resale by, LICENSEE or, to the extent appropriate, LICENSEE's AFFILIATES.


3.  COMPENSATION, PAYMENT AND REPORT

3.1 In consideration of the licenses granted by HITACHI to LICENSEE under LICENSED PATENTS, LICENSEE shall pay to HITACHI:

(1) a lump sum, non-refundable amount of Seventeen Thousand Five Hundred United States Dollars (US$17,500) as an initial fee payable within ten (10) days of the execution of this agreement by both parties hereto, which shall be creditable against running royalties pursuant to Section 3.1(2) hereof, and

(2) running royalties at the rate of one percent (1.0%) on NET SALES of LICENSED PRODUCT used, sold or otherwise disposed of by LICENSEE and its AFFILIATES prior to or during the term of this Agreement.

3.2 For the purpose of this section, NET SALES of LICENSED PRODUCT shall be determined as follows:

(1) In respect of LICENSED PRODUCT sold or otherwise commercially disposed of in normal, arm's length commercial transactions, NET SALES shall be the total sales of LICENSED PRODUCT based on the actual selling price at which customers are billed in the usual course of business for such LICENSED PRODUCT, without any deductions other than sales or excise taxes, if any, and except for rejections or returns. If billed separately, the selling price of packing material, boxes, cartons and crates in which LICENSED PRODUCT is packed, as well as freight, handling and insurance charges and any duties or tariffs, shall not be included in determining NET SALES.

(2) If LICENSED PRODUCT is not separately sold or otherwise commercially disposed of as it is but instead is incorporated in another product which is not itself a LICENSED PRODUCT that is sold or otherwise commercially disposed of in a normal, arm's length commercial transaction, then the NET SALES of LICENSED PRODUCT shall be determined by multiplying the total sales of the product incorporating LICENSED PRODUCT based on the actual selling price at

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      which customers are billed in the usual course of business for such product, times the ratio of the manufacturing cost of the LICENSED PRODUCT to the overall manufacturing cost of the product incorporating LICENSED PRODUCT.

 (3) In the event of sale or other commercial disposition of LICENSED PRODUCT other than in a normal arm's length commercial transaction, or in the event of use or other commercial disposal by LICENSEE or its AFFILIATES of LICENSED PRODUCT (except for LICENSEE's research and development purposes and except for incorporation of LICENSED PRODUCT into another product as set forth in Section 3.2(2) above), then the NET SALES for such LICENSED PRODUCT shall be calculated based on the average selling price of such LICENSED PRODUCT sold in normal, arm's length commercial transactions.

3.3 Royalty reports and payments shall be made in accordance with the following provisions:

 (1) Within Forty Five (45) days of each semi-annual period ending on June 30 and December 31 (hereinafter "SEMI-ANNUAL PERIOD") during the term of this Agreement, LICENSEE shall furnish to HITACHI a statement of royalty specifying NET SALES and the types of LICENSED PRODUCT sold or otherwise commercially disposed of by LICENSEE or its AFFILIATES during such SEMI-ANNUAL PERIOD and the total amount of royalties accrued under Section 3.1(2) (including any such accrued royalties to be credited against the initial fee pursuant to Section 3.1(1) hereof). At the same time, LICENSEE shall make the payment to HITACHI by telegraphic transfer of the amount of the accrued royalties which exceeds the balance of the initial fee set forth in Section 3.1(1) above, if any. If no royalty is payable or accrued during the SEMI-ANNUAL PERIOD, LICENSEE shall report in the statement that no royalty is due during such SEMI-ANNUAL PERIOD.

  (2) LICENSEE has conducted a good faith investigation with respect to sales of LICENSED PRODUCT sold or otherwise commercially disposed of prior to October 12, 1994, and LICENSEE has determined based on such good faith investigation that the NET SALES of LICENSED PRODUCT prior to such date is $37,089. The accrued royalty of $370.89 shall not be paid in the form of money to HITACHI, but instead shall reduce the running royalty credit pursuant to Section 3.1(1) by this amount.

  (3) Within Forty Five (45) days after the date of expiration of this Agreement or the date of the termination in the event of early termination of this Agreement, LICENSEE shall furnish to HITACHI a final statement of royalty and pay the royalty accrued up to the date of such expiration or termination of this Agreement.

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      3.4   All payments to be made by LICENSEE to HITACHI hereunder
      shall be remitted in U.S. dollars by telegraphic transfer to the designated bank account of HITACHI. Any payment once made by LICENSEE to HITACHI shall in no event be refundable. Any bank charges accrued with respect to such payment by LICENSEE's bank in this connection shall be borne and paid by LICENSEE.

      3.5 All taxes imposed as a result of the existence of this Agreement or the performance of the parties hereunder shall be borne and paid by the party required to do so by applicable law; provided, however, that If so required by applicable law and relevant income tax treaty, LICENSEE shall withhold the amount of income taxes levied by the Government of the United States on each payment to be made by LICENSEE to HITACHI pursuant to this Agreement, shall promptly effect payment of the income taxes to the appropriate tax authorities of the Government of the United States and shall submit to HITACHI official tax receipts or other evidence issued by said tax authorities to LICENSEE. The parties agree to cooperate in good faith at HITACHI's request regarding any additional documentation or the like that may be required to enable HITACHI to support a claim for any national tax credit in respect of any such taxes so withheld, provided that HITACHI shall be responsible for any material, reasonable, out-of-pocket expense incurred by LICENSEE as a result thereof.

      3.6 LICENSEE shall keep complete and accurate records with respect to LICENSED PRODUCT for which royalties are or may be due and payable under this Agreement. Said records shall be kept and available at all reasonable times for a period of (5) years following the end of each SEMI-ANNUAL PERIOD for inspection of an independent certified public accountant or agent selected by HITACHI and reasonably acceptable to LICENSEE for the sole purpose of verifying the statements of royalty submitted by LICENSEE.

      3.7 LICENSEE shall pay interest to HITACHI upon any and all amounts overdue and payable under this Agreement at the rate of ten percent (10%) per annum for the period from the due date through the date of payment.

      4. TERM AND TERMINATION

      4.1 This Agreement shall become effective on the EFFECTIVE DATE and shall remain in full force and effect until the expiration date of the last-to-expire of the LICENSED PATENTS. This Agreement may be terminated at any time by LICENSEE upon sixty (60) days prior written notice to HITACHI, such termination to be without prejudice to the rights and obligations of the parties through the date of termination, and provided that LICENSEE include in such written notice a statement of LICENSEE's reasons for so terminating this Agreement.

      4.2 In the event of a material breach of this Agreement by LICENSEE which is not cured within sixty (60) days after written notice thereof is received by LICENSEE, this Agreement may be terminated forthwith by further written notice to that effect from HITACHI. For the purpose of



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this section, "material breach" includes, but is not limited to, a breach the provisions of Article 3 or Article 5 of this Agreement.

4.3 Should LICENSEE become insolvent or be subject to bankruptcy or winding up proceedings, or in the event of a sale or transfer by LICENSEE of all or substantially all of the assets of LICENSEE, or in the event that LICENSEE is merged into or with a third party, then HITACHI may, by written notice, terminate this Agreement forthwith.

5. ASSIGNMENT

LICENSEE shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of HITACHI.

6. MISCELLANEOUS PROVISIONS

6.1 HITACHI assumes no responsibility whatsoever for the performance, operation, maintenance or manner of use of any products made, used or sold by LICENSEE. HITACHI shall have no liability or obligation to defend, indemnify or hold harmless LICENSEE from any suits, actions or claims by any person or entity arising out of or relating to the performance, operation, maintenance or manner of use of any products or otherwise. In no event shall HITACHI be liable for indirect, Incidental, consequential or special damages of any kind whatsoever.

6.2 HITACHI shall have no liability or obligation to take any action or bring or prosecute any action or suit against any third party or parties even if said third party or parties infringe or allegedly infringe, or illegally or without proper authorization make use of, any of the LICENSED PATENTS. It is specifically agreed between the parties that the existence of such infringing third party, any, shall never be a ground for refusal to pay, or a request for the reduction of, royalties to be paid by LICENSEE pursuant to Section 3.1 hereof. Licensee shall have no right to take any action or bring or prosecute any action or suit against any third party or parties even if said third party or parties infringe or allegedly infringe, or illegally or without proper authorization make use of, any of the LICENSED PATENTS.

6.3 Nothing in this Agreement shall be construed as:

    a) a warranty or representation by HITACHI as to the validity or scope of any patent or patents;

    b) a warranty or representation by HITACHI that any manufacture, use, sale of LICENSED PRODUCT or the practice of any method covered by LICENSED PATENTS will be free from infringement of patents, utility models and/or any other rights owned or controlled by any third party or parties;

    c)   an obligation to furnish any technical information or know-how;
         or


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      d)   conferring a right with respect to any copyright, trademark, tradename or maskwork rights.

6.4 The parties hereto shall not disclose any of the terms of this Agreement to any third party except:

      a)   with the prior written consent of the other party;

      b)   to any governmental body having jurisdiction and calling therefor;

      c)   as otherwise may be required by law or legal process; or

      d)   to legal counsel representing either party.

6.5 This Agreement sets forth the entire understanding of the parties on the subject matter herein, and no amendment to this Agreement shall be effective unless set forth in writing in a document duly executed by both parties.

6.6 All notices required or permitted to be given hereunder shall be in writing and sent by registered airmail, postage prepaid, or telefax, if promptly confirmed by registered air mail as mentioned above, to the address specified below:

IF to HITACHI,          Hitachi, Ltd.
                        New Marunouchi Bldg.
                        5-1, Marunouchi 1 chome
                        Chiyoda-ku, Tokyo 100
                        Japan
                        Attention: Department Manager
                                   Licensing Department I
                                   Intellectual Property Office


If to LICENSEE,         Nanophase Technologies Corporation
                        8205 S. Cass Avenue
                        Suite 105
                        Darien, Illinois 60561, U.S.A.
                        Attention: President

6.7 This Agreement and matters connected with the performance thereof shall be construed, interpreted and governed in all respects in accordance with the laws of the State of Illinois.

6.8 Upon written request of HITACHI, LICENSEE agrees to negotiate with HITACHI in good faith with respect to a possible license to HITACHI or its AFFILIATES under patents, patent applications or technology held by LICENSEE on mutually agreeable terms and conditions; provided, however, that it is understood that Licensee is not obligated to Grant such a license if mutually agreeable terms and conditions cannot be obtained through good faith negotiations.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate manner by their duly authorized representatives on the date written below.

NANOPHASE TECHNOLOGIES                  HITACHI, LTD.
CORPORATION



By:  [Signature]                        By:    Ichiro Nagata
   -------------------------               ------------------------------
                                               Ichiro Nagata
                                               Director

                                               General Manager
Title:   Pres/CEO                       Title: Industrial Processing Division
      ----------------------                  ---------------------------

Date:  13 Oct 94                        Date: November 2, 1994
     -----------------------                 ----------------------------

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